Exhibit 5.2

Ortoli | Rosenstadt llp	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

December 4, 2024

GLOBAL MOFY AI LIMITED

No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town

Gaobeidian Township, Chaoyang District, Beijing

People’s Republic of China, 100000

Re:	GLOBAL MOFY AI LIMITED

Ladies and Gentlemen:

We are acting as United States counsel to GLOBAL MOFY AI LIMITED, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 4, 2024, with respect to the issuances of (i) the Company’s Class A ordinary shares, par value $0.00003 per share (the “Ordinary Shares”), being sold pursuant to the Securities Purchase Agreement dated October 13, 2024 (the “Securities Purchase Agreement,” filed as Exhibit 10.1 to the Registration Statement), as amended pursuant to the Amendment Agreement dated October 31, 2024 (the “Amendment Agreement,” filed as Exhibit 10.2 to the Registration Statement), (ii) warrants, each to purchase one Ordinary Share of the Company, being sold pursuant to the Ordinary Share Purchase Warrant dated October 31, 2024 (the “Warrants,” filed as Exhibit 10.3 to the Registration Statement), and (iii) Ordinary Shares issuable upon the exercise of the Warrants.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	a copy of the Registration Statement,
2.	a copy of the Securities Purchase Agreement,
3.	a copy of the Amendment Agreement,
4.	copies of the Warrants,
5.	copies of the executed written resolutions of the directors of the Company dated October 9, 2024, December 3, 2024, and
6.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Ortoli | Rosenstadt llp

GLOBAL MOFY AI LIMITED

December 4, 2024

Based upon the foregoing, we are of the opinion that the Warrants when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement and the Securities Purchase Agreement, will be legally binding obligations of the Company enforceable in accordance with their respective terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defences and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; and (e) we have assumed the Exercise Price (as defined respectively in the Warrants) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP